SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                          -----------------------

                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):
                              July 11, 1994

                          -----------------------

                           HERCULES INCORPORATED

           (Exact name of registrant as specified in its charter)

Delaware                            1-496                     51-0023450
(State or other           (Commission File Number)            (I.R.C. Employer
jurisdiction of                                               Identification
incorporation)                                                Number)

1313 North Market Street
Wilmington, Delaware                                          19804-0001
(Address of principal executive offices)                      (Zip Code)

                                 (302) 594-5000
              (Registrant's telephone number, including area code)

Item 5.   Other Events

     On July 11, 1994 Hercules Incorporated and Alliant Techsystems ("Hercules" and "Alliant" respectively and together the "Parties") executed a letter of intent (the "Letter") whereby the Parties agreed in principle to the terms of the sale of certain assets of the Hercules Aerospace Company (the "Business"). Pursuant to the terms of the Letter and the terms of the definitive sales agreements which are yet to be negotiated Hercules will sell the Business to Alliant for approximately $365 million and 3.5 million shares of Alliant stock.

     The Business assets that are included in the sale are those of the Space and Strategic, Tactical Missiles, Ordnance and Powder, and Composite Structures units. Also included are Hercules' 100% ownership interests in Hercules Defense Electronics Systems, Inc. and Global Environmental Solutions, Inc.

     The closing of the sale will be contingent on certain conditions including but not limited to the negotiation, execution and delivery of the final sale agreements; the approval of the sale by the Parties' respective Boards of Directors and Alliant's stockholders; the obtainment of all required corporate and governmental filings, consents or approvals; the completion of a "due diligence review" by the Parties; and Hercules' conduct of the Business without material adverse change.

     The parties also intend to enter into an agreement covering certain intellectual property of the Business.

     The above references to the terms of the Letter are qualified in their entirety by reference to the full text of the Letter which is being filed herewith as an exhibit and is incorporated by reference herein in its entirety.

Item 7.   Exhibits

1. Letter of Intent between Hercules Incorporated and Alliant Techsystems Inc., dated July 11, 1994.

2.   Press release from Hercules Incorporated, dated July 12, 1994.

                               SIGNATURE
                               ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HERCULES INCORPORATED

                                   By:  /s/ Israel J. Floyd
                                        ----------------------
                                        Israel J. Floyd
                                        Assistant General Counsel and
                                        Corporate Secretary

Date:     July 22, 1994

                               EXHIBIT INDEX
                               -------------

Exhibit        Description                                             Page

  99(1)        Letter of Intent between Hercules Incorporated and
               Alliant Techsystems Inc. dated July 11, 1994              5

  99(2)        Press Release from Hercules Incorporated
               dated July 12, 1994                                      29

                                                  Hercules Incorporated
                                                  Hercules Plaza
                                                  Wilmington, DE 19894-0001
                                                  (302) 594-5000
                                                  Telex: 4994538

                                                  July 11, 1994
Alliant Techsystems Inc.
MN11-2013
600 Second Street NE
Hopkins, MN 55343-8384
    Attn: Donald E. Willis
    Vice President, Strategic
    Development and Planning

                            RE: Letter of Intent Concerning
                                Hercules Aerospace Company ("HAC")

Gentlemen:

    Alliant Techsystems Inc. (herein "ALLIANT") has expressed an interest in a possible transaction concerning the HAC BUSINESS. Pursuant to such interest, ALLIANT and Hercules Incorporated (herein "HERCULES") began discussions which led to the execution of the CONFIDENTIALITY AGREEMENT on January 14, 1994, under which HERCULES provided to ALLIANT confidential or proprietary information about the HAC BUSINESS.

    ALLIANT and HERCULES have continued their discussions and now wish to enter this letter of intent (herein the "LETTER") as the next step in their negotiation process. Based upon this LETTER, the negotiation process may proceed to later steps, such as the conduct of due diligence review(s); the negotiation and execution of a definitive sale and purchase agreement and related documents; and the conduct of a closing to consummate such sale and purchase and the transactions contemplated herein.

    This LETTER is a non-binding agreement (except for certain specified provisions) and is intended, among other things, to facilitate the negotiation of the DEFINITIVE AGREEMENTS. The PARTIES acknowledge that this LETTER is not inclusive or exhaustive of the matters that are covered herein, that may arise during the negotiation process or that may be covered by the DEFINITIVE AGREEMENTS.

    PARTY or PARTIES shall mean respectively individually and collectively ALLIANT or HERCULES as a party to this LETTER or ALLIANT and HERCULES as the parties to this LETTER.

    The PARTIES hereby set forth their mutual desire and intent to effectuate the TRANSACTION, all subject to and in accordance with the terms, conditions and provisions set forth herein.

    1. DEFINITIONS: For purposes of this LETTER, the following terms shall have the following meanings:

         (a) CLOSING shall mean the closing to be held on a date (herein the "CLOSING DATE"), at a time and at a place mutually agreed upon by the PARTIES for purposes of consummating the TRANSACTION;

         (b) CONFIDENTIALITY AGREEMENT shall mean that letter agreement between the PARTIES and dated January 14, 1994, as the same may be amended from time to time;

         (c) DEFINITIVE AGREEMENTS shall mean collectively (i) that Sale and Purchase Agreement (drafted by ALLIANT, other than the representations and warranties which will be drafted by HERCULES) to be executed by the PARTIES; (ii) the Standstill Agreement (drafted by ALLIANT) to be executed by the PARTIES and described in Section 17 hereof; and (iii) the Supply Agreements (drafted by HERCULES) to be executed by the PARTIES and described in Section 8(a) hereof;

         (d) HAC BUSINESS shall mean (i) the businesses and related activities of HERCULES' Space and Strategic; Tactical Missiles; Ordnance and Powder; and Composite Structures units; (ii) HERCULES' 100% ownership interest in Hercules Defense

              Electronics Systems, Inc. and Global Environmental Solutions, Inc. (provided that, the sale of the foregoing entities shall be effectuated so as to put ALLIANT in the same position as if ALLIANT had purchased the assets hereof); and (iii) Hercules' 25% equity interest in [TAEMA];

         (e) HAC BUSINESS ITEMS shall mean individually and collectively the INCLUDED ASSETS described in Section 2 hereof and the INCLUDED LIABILITIES AND OBLIGATIONS described in Section 3 hereof;

         (f) the terms "include", "includes", "including" and all forms and derivations of such term shall mean including without limitation; and

         (g) TRANSACTION shall mean individually and collectively (i) the sale and purchase of the INCLUDED ASSETS; (ii) the assumption of the INCLUDED LIABILITIES AND OBLIGATIONS; and (iii) the taking of all actions (including the execution and delivery of agreements and documents) necessary, appropriate or convenient to the effectuation of such sale, purchase and assumption.

    2. ASSETS: As part of the TRANSACTION, HERCULES will sell and ALLIANT will purchase all assets used solely or substantially solely in the HAC BUSINESS (herein the "INCLUDED ASSETS") and excluding those assets mutually agreed upon by the PARTIES to be "EXCLUDED ASSETS". Included as part of the INCLUDED ASSETS are tangible and intangible property, rights, contracts of any nature, inventories and intellectual property, except to the extent they are EXCLUDED ASSETS. The INCLUDED ASSETS are part of the HAC BUSINESS ITEMS and will include all assets necessary to operate the HAC BUSINESS, as such business is conducted on the date hereof and on the CLOSING DATE.

    3. LIABILITIES: As part of the TRANSACTION, ALLIANT will assume (a) all liabilities and obligations (including those under executory contracts) of the HAC BUSINESS incurred in the ordinary course of the HAC BUSINESS as such business was conducted since December 31, 1993 (other than expressly excluded pursuant to Section 13 hereof);
         (b) all liabilities and obligations for medical and life insurance benefits for active and inactive (including retirees) HAC BUSINESS employees; (c) all liabilities and obligations to be assumed by ALLIANT pursuant to Section 13 hereof; and (d) all liabilities and obligations which the PARTIES mutually agree that ALLIANT shall assume and which are specified in the DEFINITIVE AGREEMENTS. The liabilities and obligations described in the foregoing (a), (b), (c) and (d) are collectively herein the "INCLUDED LIABILITIES AND OBLIGATIONS" and are part of the HAC BUSINESS ITEMS. The INCLUDED LIABILITIES are expected to include the contingent liabilities associated with the HAC BUSINESS (including litigation), except as specifically agreed by the PARTIES in the DEFINITIVE AGREEMENTS or otherwise set forth herein. Except for the INCLUDED LIABILITIES AND OBLIGATIONS, ALLIANT will not assume or be responsible for any other liabilities or obligations of the HAC BUSINESS and/or HERCULES. ALLIANT will not assume any liabilities or obligations for indebtedness (including that under credit agreements, industrial revenue bonds or obligations, or evidence of loans) or related to taxes on income.


    4. PURCHASE PRICE: The Purchase Price for the HAC BUSINESS (herein the "PURCHASE PRICE") shall be equal to Three and one-half million shares of ALLIANT STOCK, plus $364.5 million in cash, as such cash portion shall be adjusted dollar-for-dollar to reflect changes in the net book value of the HAC BUSINESS from December 1, 1993 to the CLOSING DATE in accordance with an ADJUSTMENT PROTOCOL to be executed by the PARTIES within ten (10) days after the signing of this LETTER; and upon such execution, the said protocol shall become forthwith a part of this LETTER, the same as if it were set forth herein in its entirety.

         No later than five days prior to the CLOSING DATE, the PARTIES will agree as to the estimated amount of the cash portion of the PURCHASE PRICE that will be paid at CLOSING. The ADJUSTMENT PROTOCOL will contain procedures for final resolution of the cash portion of the PURCHASE PRICE.

    5. ALLIANT STOCK: ALLIANT STOCK shall mean fully paid and nonassessable shares of voting common stock of ALLIANT. ALLIANT will either maintain an effective shelf registration statement with the Securities and Exchange Commission or will grant HERCULES demand registration rights with respect to the resale of such shares by HERCULES, as agreed by the PARTIES. As of the date hereof, ALLIANT has outstanding approximately ten million (10,000,000) shares of such common stock. Such common stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "ATK". Any and all registrations (including those under applicable federal and state securities laws), filings, notices and approvals that may be necessary or appropriate in connection with the issuance of shares in the TRANSACTION or for the resale of shares of ALLIANT STOCK delivered to HERCULES as part of the PURCHASE PRICE or the listing of such shares on the NYSE shall be obtained by ALLIANT at its cost and expense.

    6.   DUE DILIGENCE:

         (a) HERCULES shall provide ALLIANT the opportunity to conduct a reasonable "due diligence review" in accordance with a due diligence protocol (herein the "DUE DILIGENCE PROTOCOL") to be executed by the PARTIES within ten (10) days after the signing of this LETTER. Upon the signing of such DUE DILIGENCE PROTOCOL by the PARTIES, it shall become forthwith a part of this LETTER the same as if it were set forth herein in its entirety. Such due diligence review by ALLIANT (except for due diligence with respect to environmental matters) shall be completed within ninety (90) days after the signing of this LETTER.

         (b) Upon the signing of this LETTER, ALLIANT will provide to HERCULES a set of ALLIANT's most recently available unaudited, internal financial statements and a set of ALLIANT'S business plans. In order to permit HERCULES to determine the financial worthiness of ALLIANT and the underlying value of the ALLIANT STOCK to be received by HERCULES as part of the PURCHASE PRICE, ALLIANT shall provide HERCULES the opportunity to conduct a reasonable "due diligence review" in accordance with the DUE DILIGENCE PROTOCOL. Such due diligence review by HERCULES (except for due diligence with respect to environmental matters) shall be completed within ninety (90) days after the signing of this LETTER.

    7. KEY DATES: To facilitate the negotiations of the DEFINITIVE AGREEMENTS, ALLIANT shall prepare and provide to HERCULES a draft Sale And Purchase Agreement within thirty (30) days after the signing of this LETTER. The negotiation of the DEFINITIVE AGREEMENTS is expected to be completed by September 30, 1994. The CLOSING is expected to occur on or before December 31, 1994, at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10014, or at such time, on such date and at such place as the PARTIES may otherwise agree.

    8.   OTHER MATTERS; BEST EFFORTS:

         (a) The DEFINITIVE AGREEMENTS shall include agreements or provisions to effect the terms hereof and such matters as the PARTIES mutually agree are necessary, appropriate or convenient to the TRANSACTION. Such matters will include transition, intellectual propertty, representations, warranties, and indemnifications. In addition, the PARTIES shall enter into Supply Agreements, which shall have 5 year terms, providing for the purchase by ALLIANT from HERCULES of (i) specified materials manufactured by HERCULES' Composite Materials unit and (ii) nitrocellulose manufactured by HERCULES' Aqualon unit, in each case in accordance with the principles of a supply agreement protocol (herein the "SUPPLY AGREEMENT PROTOCOL") to be executed within 30 days after the signing of this LETTER. Upon the signing of such SUPPLY AGREEMENT PROTOCOL by the PARTIES, it shall become forthwith a part of this LETTER the same as if it were set forth herein in its entirety. As to indemnifications, no claims for indemnification can be made by any indemnified person against an indemnifying PARTY until all such claims incurred by such indemnifying person exceeds a specified dollar amount (to be negotiated by the PARTIES) in the aggregate.

         (b) The PARTIES agree to use their respective best efforts to negotiate and enter into the DEFINITIVE AGREEMENTS as promptly as practicable.

         (c) The PARTIES agree to cooperate with each other and to use their best efforts to make all filings necessary under the HSR ACT (as defined herein) as soon as practicable after the date hereof.

    9. CONDITIONS TO THE CLOSING: The conduct of the CLOSING shall be subject to and conditioned upon each and all of the following:

         (a)  the negotiation, execution and delivery of the DEFINITIVE
              AGREEMENTS;

         (b) the approval of the TRANSACTION and the DEFINITIVE AGREEMENTS by the Boards of Directors of ALLIANT and of HERCULES, prior to the execution thereof;

         (c) the obtainment of all required corporate, governmental or other filings, consents, waivers or approvals, including any necessary consents of third parties to the assignment of material contracts and including any necessary filings and approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT");

         (d) the completion of a "due diligence review" by ALLIANT of the HAC BUSINESS and, if desired by HERCULES, then by HERCULES of ALLIANT, all in accordance with the DUE DILIGENCE PROTOCOL and each within 90 days from the date hereof (other than for due diligence with respect to environmental matters);

         (e) HERCULES' conduct of the HAC BUSINESS in the ordinary course without material adverse change from December 31, 1993, through the CLOSING DATE; however, ALLIANT understands and agrees that the consolidation of the Tactical Missiles Operations (as described in Section 10 hereof), and the transition of HAC's

              Radford Facility to a "facility use contract" (as disclosed to ALLIANT) will be undertaken by HERCULES and will not be deemed to be a violation of this provision;

         (f) the negotiation, execution and delivery of mutually agreeable, non-competition agreements or provisions to the effect that for a period of five (5) years after the CLOSING DATE, HERCULES will not directly or indirectly compete against ALLIANT in those businesses in which the HAC BUSINESS participated as of the Closing Date;

         (g) the approval of the TRANSACTION by the requisite vote of the stockholders of ALLIANT; and

         (h) ALLIANT shall have taken all actions necessary to (i) ensure that the TRANSACTION will not invoke any "change of control" or similar provision in any agreement of ALLIANT (including any employment, termination or credit or any stockholders' rights plan) and (ii) approve the TRANSACTION and the acquisition of ALLIANT STOCK by HERCULES for all purposes, including Section 203 of the Delaware General Corporation Law.

         The consummation of the Sale and Purchase Agreement will not be subject to the fulfillment of any financing condition, but will provide that ALLIANT may terminate such agreement, without further liability or obligation, if it shall have failed to obtain financing necessary to enable it to consummate the TRANSACTION, as a result of one or more of the following (which continue for a period to be agreed upon): (a) a suspension of trading generally on the NYSE, (b) a calamity, crisis or other unusual event seriously affecting the U.S. financial markets, or (c) a declaration of a banking moratorium by either federal or New York authorities.

         HERCULES shall have the right to terminate the DEFINITIVE AGREEMENTS, without any liability or obligation, in the event that the closing price of the ALLIANT STOCK on the trading day immediately preceding the CLOSING DATE is less than $25 per share.

    10. ALLEGHENY BALLISTICS LAB: McGREGOR FACILITY: It is understood that in 1995 the Tactical Missiles Operations conducted at the McGregor, Texas facility will be moved to Allegheny Ballistics Lab in West Virginia, and the McGregor, Texas facility will be closed. During the Due Diligence Period, ALLIANT will be provided with (i) a copy of the plan(s) and material information (including that related to consolidation, close-down, relocation and environmental costs) related to such move and closing, and (ii) a reasonable opportunity to discuss such plan(s) and material information with HERCULES.

    11. SUMIKA-HERCULES AND HISPAN: ALLIANT agrees to cooperate with HERCULES in connection with the shutdown of certain lines at Sumika-Hercules Company, Ltd. (a Japanese entity) and the domesticity issues relating to HISPAN Corporation (a Delaware corporation).

    12. KEY EMPLOYEES: In a writing separate from this LETTER and executed within 30 days hereof, the PARTIES will identify certain key employees of the HAC BUSINESS and the terms and conditions of employment under which ALLIANT will employ such key employees as of and after the CLOSING DATE.

    13. HUMAN RESOURCES: Nothing in this LETTER is intended to confer any benefits on the HERCULES' employees. The DEFINITIVE AGREEMENTS shall include agreements or provisions to the effect of the following:

         (a) ALLIANT agrees to employ all employees employed by HERCULES immediately prior to CLOSING who are assigned to the HAC

              BUSINESS and who are not otherwise mutually agreed to by the PARTIES to be specifically excluded (herein "TRANSFERRED EMPLOYEES"). HERCULES believes that the HAC BUSINESS has an adequate number of employees for the conduct of the businesses in which it participates and that based on HAC's current business level the surplus employees, if any, are minimum in number.

         (b) ALLIANT agrees to offer employment to TRANSFERRED EMPLOYEES on an at-will basis on terms and conditions of employment which in the aggregate are comparable to those which are applicable to such employees prior to the CLOSING DATE, except that each of the key employees described in Section 12 hereof will likely have special and individualized terms and conditions of employment.

         (c) ALLIANT agrees to recognize credited service and service capable of reinstatement under HERCULES' plans for purposes of ALLIANT's employee benefit plans, including but not limited to pension, vacation, dismissal pay and other benefits.

         (d) As to pension plan benefits subject to paragraph (c) above, HERCULES agrees to transfer to ALLIANT's pension plan pension assets (including any applicable surplus that exists) to cover the accrued pension obligations of the TRANSFERRED EMPLOYEES and inactive (including retiree) HAC BUSINESS employees as of the CLOSING DATE. The said transfer shall be a qualified plan-to-qualified plan transfer. In no event shall the pension assets so transferred to ALLIANT be less than the aggregate Projected Benefit Obligations for the TRANSFERRED EMPLOYEES and inactive (including retirees) HAC BUSINESS employees as of the CLOSING DATE (as determined in accordance with the assumptions set forth in HERCULES 1993 Annual Report to Stockholders).

         (e) The Sale and Purchase Agreement may include a provision addressing the liabilities or disallowances, if any, which may relate to the transfer of employee benefits (including pension assets and/or liabilities), including any claims relating to the closure of a segment or termination of a defined benefit plan.

         (f) As to savings plans, ALLIANT and HERCULES will cooperate to effect a qualified plan-to-qualified plan transfer from the HERCULES defined contribution to plans maintained or established by ALLIANT.

         (g) For purposes of other employement issues and subject to exceptions to be negotiated and set forth in the DEFINITIVE AGREEMENT, HERCULES' liability with respect to TRANSFERRED EMPLOYEES shall cease as of the CLOSING DATE and ALLIANT's liability shall commence from such date forward. Such exceptions will include without limitation that as to HAC BUSINESS employees who are hospitalized as of the Closing Date, HERCULES shall be responsible for medical insurance coverage of such employees until such employees are discharged from the hospital.

    14. ENVIRONMENTAL MATTERS: The DEFINITIVE AGREEMENTS shall include agreements or provisions consistent with the following:


         (a) Radford and Sunflower Facilities: The HAC BUSINESS includes the management and operation by HERCULES of facilities at Radford, Virginia, and Sunflower, Kansas. These facilities are owned by the U.S. Government and to date have been operated as government owned/company operated (GOCO) facilities.

         (b) McGregor and ABL Facilities: The HAC BUSINESS includes the management and operation by HERCULES of facilities at McGregor, Texas, and at the Allegheny Ballistics Lab in West Virginia. A substantial portion of these facilities are owned by the U.S. Government and leased to HERCULES free of charge for government work and at a fee for commercial work.

         (c) Bacchus, Kenvil and Clearwater Facilities: The HAC BUSINESS includes the management and operation of the facilities at Magna, Utah; Clearfield, Utah; Kenvil, New Jersey; and Clearwater, Florida. These facilities are, directly or indirectly, owned or leased by HERCULES from a non-government party. A substantial amount of government work is done at each of these facilities. However, at the Kenvil facility, a substantial amount of commercial work is also done.

         (d) Treatment of Environmental Matters: The liabilities rising from environmental conditions existing prior to the CLOSING DATE at the facilities listed in paragraphs (a), (b) and (c) above shall be addressed as follows:

              As to facilities (or portions thereof) owned by the U.S. Government, ALLIANT will be entitled to indemnification from HERCULES, except to the extent that the U.S. government is responsible. As to all other facilities (or portions thereof), ALLIANT will look first to recovery as an "allowable cost" from the U.S. Government and then (if the method of recovery of such costs is not agreed to within two years) to indemnification by HERCULES.

         (e) Other HAC Related Facilities: Due to the ownership, location and nature of these facilities, the PARTIES shall negotiate and include in the DEFINITIVE AGREEMENTS mutually acceptable environmental provisions.

         (f) Baseline Assessment: A baseline environmental assessment of each relevant HAC BUSINESS facility shall be conducted in accordance with the following:

              (i) the PARTIES shall jointly determine the scope of work for each baseline assessment and engage reputable and competent environmental firms to perform such work and share the costs of such firms equally;

              (ii) no borings, sampling, drilling of wells or the like of any kind shall be conducted as part of or in connection with any baseline assessment unless and until the Sale and Purchase Agreement has been executed by the PARTIES, except as HERCULES may agree otherwise;

             (iii) reasonable efforts will be made to complete all baseline assessments by a date specified in the Sale and Purchase Agreement; however, if and as the PARTIES may agree, the period for completion of the baseline assessments may be extended beyond such date on a month-to-month basis;

              (iv) if the environmental liabilities to be assumed by ALLIANT or retained by HERCULES exceed certain standards as set forth in the Sale and Purchase Agreement, then either PARTY shall be entitled to terminate the Sale and Purchase Agreement without further liability or obligation; and

              (v) such other provisions as the PARTIES may agree upon and include in the Sale and Purchase Agreement.

    15. AUDIT: If the PARTIES determine that audited financial statements or audit(s) of the HAC BUSINESS are required for the TRANSACTION, then such statements shall be prepared and such audit(s) shall be conducted by Coopers & Lybrand. The fees of Coopers & Lybrand shall be paid by HERCULES and the expenses of Coopers & Lybrand up to $250,000 shall be paid by ALLIANT and amounts in excess thereof shall be paid by HERCULES.

    16. APPROVALS: Promptly after the signing of this LETTER, the PARTIES shall discuss and agree upon the appropriate approach to obtain the necessary consents of third parties to the assignment of material contracts of the HAC BUSINESS. Except as required by law, neither PARTY shall make any filing, or contact any governmental authority with respect to the proposed TRANSACTION, without the consent of the other PARTY, which consent shall not be unreasonably withheld.

    17. STANDSTILL AGREEMENT: As part of the DEFINITIVE AGREEMENTS, the PARTIES will negotiate, execute and deliver a Standstill Agreement (drafted by ALLIANT) providing that, among other things:

         (a) Standstill Period: The earlier of (i) five (5) years after the CLOSING DATE, or (ii) until HERCULES owns less than five percent (5%) of the then total outstanding shares of ALLIANT STOCK.

         (b) Restrictions On Purchases Of ALLIANT STOCK: During the Standstill Period, HERCULES may purchase from time to time additional shares of ALLIANT STOCK provided that HERCULES shall at no time beneficially own in excess of 40% of the then outstanding shares of ALLIANT STOCK, and further provided that such purchases do not violate the federal securities laws.

              Notwithstanding anything to the contrary, purchases of shares of ALLIANT STOCK made by the trustees for pension, savings and employee benefit plans of HERCULES, wherein the trustee(s) independently make the purchase and sale decisions for the investment of the plan funds and the decisions of the voting of shares of stock purchased with plan funds, shall not be viewed or construed as purchases by HERCULES.

         (c) Restrictions On Sales And Transfers Of ALLIANT STOCK: During the first year of the Standstill Period, HERCULES may sell or transfer shares of ALLIANT STOCK only with the prior consent of ALLIANT in each instance. After the said first year, HERCULES may freely sell or transfer shares of ALLIANT STOCK; provided, however, that HERCULES may not at any time during the Standstill Period knowingly sell or transfer shares of ALLIANT STOCK to (i) any person who after acquiring such shares will beneficially own, together with any of its affiliates, in excess of 10% of ALLIANT's outstanding voting securities or
              (ii) any non-United States person. ALLIANT shall have a right of first refusal on any such shares that HERCULES wishes to sell.

              Notwithstanding anything to the contrary, HERCULES shall be free without restrictions at all times during the Standstill

              Period to sell or transfer shares of ALLIANT STOCK (i) if a third party has made an offer to purchase a controlling interest in ALLIANT (e.g., 50.1% of ALLIANT STOCK) and such offer is approved by ALLIANT'S Board of Directors, or (ii) if ALLIANT'S Board of Directors has recommended the redemption of or has redeemed ALLIANT'S poison pill or other anti-takeover provisions.

              Notwithstanding anything to the contrary, HERCULES may from time to time sell or transfer to selected individuals (e.g., directors, officers or employees) up to a maximum of 350,000 shares of ALLIANT STOCK in the aggregate during the Standstill Period. Such shares will remain subject to the provisions of the Standstill Agreement and be included in calculating HERCULES' ownership of ALLIANT STOCK for purposes of paragraph
              (b) above.

         (d) Restrictions On Seeking Control: During the Standstill Period, HERCULES will not initiate or engage in a proxy contest, consent or other solicitation, join in any group with respect to ALLIANT STOCK, or otherwise act, alone or in concert with others, to seek control of ALLIANT or its Board of Directors. During the Standstill Period, HERCULES may not seek a waiver or modification of any provisions of the Standstill Agreement relating to the matters covered by Sections 17(b) or (d) hereof.

         (e) Representation On ALLIANT's Board of Directors: During the Standstill Period, HERCULES shall be entitled to twenty-five percent of the non-employee directors on ALLIANT's Board of Directors, so long as such Board has no less than eight non-employee directors. In no event shall ALLIANT's Board of

              Directors be increased to more than eleven directors during the Standstill Period. The Standstill Agreement will contain provisions relating to the proportional reduction in the number of HERCULES' designees on the ALLIANT Board in the event of the sale by HERCULES of any portion of the shares of ALLIANT STOCK received by HERCULES in the TRANSACTION.

              ALLIANT shall use its best efforts and shall exercise all authority under applicable law to cause designees of HERCULES to be elected to ALLIANT's Board of Directors in accordance with the Standstill Agreement. In the event that HERCULES designees are not nominated to serve on the ALLIANT Board as set forth above other than through the fault of HERCULES, the Standstill Agreement shall automatically terminate. In each election of directors for ALLIANT'S Board of Directors, HERCULES will vote its shares of ALLIANT STOCK in favor of the HERCULES nominees and in favor of other directors as recommended by ALLIANT'S Board of Directors. Other than the foregoing, there shall be no restrictions on HERCULES' ability to vote its shares of ALLIANT STOCK.

    18. EXCLUSIVE NEGOTIATIONS: In consideration of the payment of Two million eight hundred thousand dollars ($2,800,000) by ALLIANT to HERCULES on the date hereof, HERCULES agrees that, until December 31, 1994 or the earlier termination of this LETTER, it will negotiate exclusively with ALLIANT and will not directly or indirectly solicit, negotiate, furnish non-public information, or enter agreements, undertakings and/or understandings with any persons other than ALLIANT concerning the sale and purchase of all or substantially all of the HAC BUSINESS or take any action that is intended to frustrate the purposes of this LETTER.

         ALLIANT fully understands that by HERCULES negotiating exclusively with ALLIANT, HERCULES shall be precluded from pursuing other offers or alternatives for the repositioning of the HAC BUSINESS, and if ALLIANT should not execute the DEFINITIVE AGREEMENTS, then HERCULES will have suffered substantial damages which are difficult to identify and quantify.

         If the CLOSING occurs, then any exclusivity payment paid by ALLIANT (with interest thereon at an annual simple interest rate of six percent (6%)) shall be credited against the PURCHASE PRICE at the CLOSING. If the CLOSING does not occur, then HERCULES shall retain the exclusivity payment (with all interest earned thereon), except as provided below.

         If the CLOSING is not held due to non-obtainment of a Hart-Scott-Rodino or other governmental approval, through no fault of ALLIANT, or the willful breach of this LETTER or the DEFINITIVE AGREEMENTS by HERCULES, then any exclusivity payment paid by ALLIANT shall be refunded to ALLIANT with interest thereon at an annual simple interest rate of six percent (6%) from the date that HERCULES received such exclusivity payment through the date that ALLIANT receives the refunded exclusivity payment.

         Notwithstanding anything to the contrary, HERCULES may consider, to the extent required by law, unsolicited offers or inquiries from third persons for the purchase of all or substantially all of the HAC BUSINESS.

    19. INDEMNIFICATION: ALLIANT hereby agrees to indemnify and hold harmless HERCULES (and its directors and officers) against all claims, actions and proceedings (including attorneys' fees) by

         ALLIANT stockholders asserted in connection with the Capstay proxy solicitation to the extent that such claims relate to the transactions contemplated hereby, provided that it is not judicially determined that such claim, action or proceeding is based on the violation by HERCULES of applicable law.

    20. PROSPECTIVE TRANSACTION NOT TO BE DISCLOSED: Except to the extent required by law, neither HERCULES nor ALLIANT shall make outside of its respective internal organization and its advisors (on a need to know basis), any disclosures about the existence or contents of this LETTER or the transactions contemplated hereby without prior notice to and approval of the other PARTY in each instance, which approval shall not be unreasonably withheld; provided, however, written consent shall not be required (but in each instance, the PARTIES shall consult with each other in advance) with respect to private discussions intended to facilitate the TRANSACTION with customers, suppliers and other persons whose approval of the TRANSACTION is deemed necessary. Each PARTY shall furnish to the other PARTY advance copies of any releases or disclosures which it wishes to make concerning this LETTER and/or the transactions contemplated hereby. If a public statement is required to be made by law, the PARTIES shall consult with each other in advance as to the contents and timing thereof.

    21. CONFIDENTIALITY AGREEMENT: This LETTER is not intended to and shall not adversely affect the CONFIDENTIALITY AGREEMENT, except as specifically set forth in Section 22 below. Any and all confidential or proprietary information provided by HERCULES or ALLIANT under or in connection with this LETTER (including provided information during a due diligence review) shall be covered by the CONFIDENTIALITY AGREEMENT. The secrecy and non-disclosure obligations of the CONFIDENTIALITY AGREEMENT shall survive the expiration or termination of this LETTER for a period of five (5) years after the date of the CONFIDENTIALITY AGREEMENT.

    22.  EACH PARTY TO BEAR OWN EXPENSES:

         (a) Except as otherwise provided herein, each PARTY shall bear its respective expenses incurred in connection with the negotiation, preparation, execution, delivery and consummation of this LETTER (including the conduct of its due diligence review), the DEFINITIVE AGREEMENTS and the TRANSACTION;

         (b) Notwithstanding the foregoing, on the date hereof, ALLIANT will pay HERCULES Three million two hundred thousand dollars ($3,200,000) in order to reimburse HERCULES for its costs and expenses (including internal charges) incurred by HERCULES in connection with the TRANSACTION. In the event that the CLOSING occurs, such amount, together with interest at the rate of 6% per annum, shall be applied against the PURCHASE PRICE. If the CLOSING does not occur as a result of the failure to obtain the HSR ACT approval or other governmental approval, through no fault of ALLIANT, or the willful breach of this LETTER by HERCULES, such amount, together with interest thereon at the rate of 6% per annum shall be repaid to ALLIANT. If the CLOSING does not occur for any other reason, HERCULES shall be entitled to retain such amount.

    23. PRIOR COMMUNICATIONS: This LETTER supersedes all prior communications between the PARTIES or their respective agents or representatives with respect to the TRANSACTION, except for the information provided by HERCULES to ALLIANT in December 1993 and in March 1994 and the CONFIDENTIALITY AGREEMENT which shall survive the execution hereof; provided, however, it is expressly agreed that (i) the second and third sentences of Section 12 of the CONFIDENTIALITY AGREEMENT shall be amended and superseded by Section 18 hereof, and
         (ii) Sections 5 and 6 of the CONFIDENTIALITY AGREEMENT shall be amended and superseded by Section 19 hereof.

    24. TERMINATION: This LETTER may be terminated by either PARTY in the event that the DEFINITIVE AGREEMENTS are not executed by the PARTIES on or before October 31, 1994.

    25. MISCELLANEOUS: The index, captions and headings in this LETTER are for convenience only and shall not define, limit or affect the scope, intent, construction or interpretation of this LETTER or any provision hereof. The binding portions of this LETTER may not be amended or modified, except by a written document signed by the PARTIES.

    26. GOVERNING LAW: This LETTER shall be governed by and construed under the laws of the State of Delaware, without giving effect to any conflict of law principle or any other provision or principle that would result in application of the law of some other jurisdiction(s).

    27. SEVERABILITY: In the event that any provision(s) of this LETTER shall be held illegal, invalid or unenforceable under applicable law, then such illegality, invalidity or unenforceability shall not affect any other provision(s) hereof and this LETTER shall remain in force and be effectuated as if such illegal, invalid or unenforceable provision is not part of this LETTER; provided, however, (i) if the deletion of any provision of this LETTER frustrates a material purpose or right of a PARTY, then such PARTY may terminate this LETTER forthwith and without further liability or obligation and (ii) absent such frustration and to the extent legally possible, the PARTIES shall seek in good faith alternate provisions or arrangements to achieve the same purposes as such provision.

    28. NON-BINDING LETTER: This LETTER is not intended to be nor shall it be construed as an offer to sell or purchase, an acceptance thereof or a commitment or obligation of HERCULES to sell the HAC BUSINESS or the HAC BUSINESS ITEMS or of ALLIANT to purchase the same. Any such offer, acceptance, commitment and/or obligation must be set forth in the DEFINITIVE AGREEMENTS.

         It is understood and agreed that neither PARTY has any obligation to the other PARTY prior to the execution and delivery of the DEFINITIVE AGREEMENTS, except for the obligations set forth in Sections 8(b) and (c), 18 through 28 hereof and in the CONFIDENTIALITY AGREEMENT, which Sections and CONFIDENTIALITY AGREEMENT shall be binding on the PARTIES.

    If this LETTER is satisfactory, then please indicate your acceptance and agreement by signing four (4) originals of this LETTER. Kindly retain two (2) fully signed originals for your files and return two (2) fully signed originals to HERCULES.

                                              Very truly yours,

                                           HERCULES INCORPORATED

                                       By: /s/ R. Keith Elliott
                                           ---------------------------------
                                           R. Keith Elliott
                                           Senior Vice President and
                                           Chief Financial Officer

ACCEPTED AND AGREED BY

ALLIANT TECHSYSTEMS INC.

By: /s/ Donald E. Willis
    --------------------------------
    Donald E. Willis
    Vice President, Strategic Development
    and Planning

                                                  Hercules Incorporated
                                                  Hercules Plaza
                                                  Wilmington, DE 19894-0001
                                                  (302) 594-5000

94-21-B                       NEWS RELEASE
                              ------------
- ------------------
RELEASE ON RECEIPT
- ------------------

                      HERCULES AEROSPACE AND ALLIANT TECHSYSTEMS
                    TO FORM NEW MAJOR AEROSPACE AND DEFENSE COMPANY

    July 12, 1994 . . . Hercules Incorporated and Alliant Techsystems have signed a Letter of Intent under which Alliant Techsystems will acquire Hercules Aerospace for $365 million in cash and 3.5 million shares of newly issued Alliant Techsystems common stock. The proposed transaction would exclude Hercules' composite materials (graphite fiber and prepreg) business.
    Hercules Aerospace is a fully integrated manufacturer of rocket motors for space exploration, strategic and tactical weapon systems, and ordnance for the U.S. Army. Included in the proposed sale are Space and Strategic Propulsion, Composite Structures, Tactical Propulsion, Ordnance, Hercules Defense Electronics Systems, Inc., and Global Environmental Solutions, Inc. These units reported combined revenues of $660 million in 1993 and operating profit of $105 million. They employ approximately 5,700 employees in seven states.
    The combined operations of Alliant Techsystems and Hercules Aerospace would have approximately $1.4 billion in sales and 10,500 employees.
    The two companies have also agreed that Hercules will hold two of the eight nonemployee seats on the Alliant Board of Directors. It will be proposed that Thomas L. Gossage, Hercules chairman, president, and chief executive officer, and R. Keith Elliott, Hercules senior vice president and chief financial officer, serve on the Alliant Board of Directors. In addition, Richard Schwartz, executive vice president and president, Hercules Aerospace, would serve on the Alliant Board as an employee director as well as hold a senior management position within the company.
    According to Mr. Gossage, "The pending cash and stock sale of Hercules Aerospace is in keeping with our company's stated intention of repositioning Aerospace both to create greater shareholder value for our owners and to establish a stronger player in the defense and aerospace industries. This combination of the Hercules Aerospace business and Alliant Techsystems creates a new company committed to the defense and aerospace industries. The future of Alliant Techsystems is bright, and Hercules Aerospace brings to the new company several new potential programs that could result in major added future revenue and profit. The employees of both companies will be better positioned for the future in a company with the resources and technical expertise to be a major player in our nation's defense and aerospace industry in the years to come. At the same time, Hercules will benefit from the opportunity for creation of shareholder value through its 26-percent ownership in the new company."
    According to Toby G. Warson, Alliant Techsystems president and chief executive officer, "The proposed acquisition of Hercules Aerospace will be immediately accretive to earnings and will yield significant future cash flow.
    "From a strategic perspective," he continued, the Hercules businesses will add significant new markets in the aerospace industry while strengthening our existing core defense business. This is the kind of acquisition we have been looking for, one that brings critical mass and significant new markets and complements our core Government business. Of particular significance is the vertical integration in propellant production, which is important to our ordnance competitive position. The result will be a stronger, more diversified Alliant Techsystems with leading market positions, attractive earnings, and representation on a broad range of space and military programs. Clearly, we will be better positioned to serve the needs of our shareholders, customers, and employees."
    The transaction is subject to certain conditions, including the negotiation of a definitive agreement, Hart-Scott-Rodino filing, expiration of the waiting period, and approval by Alliant shareholders. Closing is anticipated by year end 1994.
    Hercules Incorporated is a diversified, worldwide producer of chemicals and related products. Upon completion of the anticipated sale of Hercules Aerospace, Hercules revenues will be approximately $2 billion, and the company will have approximately 45 plants located throughout the world, with 20 major facilities in the United States.
    Alliant Techsystems supplies defense and marine systems to the U.S. Government and its allies. The company employs approximately 4,800 people throughout the United States. Sales and operating profit for the fiscal year ended March 31, 1994, were $775 million and $39 million, respectively.

                                      * * * * * *